Exhibit 10.6

Form of the Partnership Agreement

Party A: Fujian Lichen Management Consulting Limited

Address: Unit B2306, Block B, Tower 3, Jinjiang Wanda Plaza Commercial Complex, 888 Century Avenue, Meiling Street, Jinjiang City, Fujian Province, PRC

Party B: Jinjiang Xingminqi Accounting Vocational Training School

Address: Yin Li Building, Qing Ying Street, Jinjiang City, Fujian Province, PRC

I.	Agreement period

This Agreement is with a fixed term of three-year from the date of the Partnership Agreement.

II.	Payment

Party B agrees to pay Party A the cooperation fee in the amount of RMB480,000 per year, payable by wire transfer to the bank account designated by Party A.

III.	Scope of Education Support Services of Party A

1.	Operational support: Party A agrees to provide market management support and assist Party B to launch its market operations in specified district agreed by both parties (“Specified District”).

2.	Marketing support: Party A agrees to support Party B development in the Specified District and to ensure that Party A will not enter into similar partnership agreements with third parties who intend to conduct business in the Specified District without the consent of Party B.

3.	Information support: Party A agrees to provide the relevant materials, including but not limited to the teaching and learning materials and market promotional materials in electronic form to Party B.

4.	Planning support: Party A agrees to provide event planning proposals to Party B; however, Party B shall bear the expenses regarding implementing the proposals.

5.	Human resource support: Party A agrees to provide training to Party B’s employees. Party B’s employees can attend Party A’s offices or a specified institution to undergo training.

6.	Expert support: Party A agrees to arrange the external experts to conduct senior management courses and related public seminars; however, Party B shall bear the expenses regarding this support.

IV.	Scope of Obligations of Party B

1.	Party B shall organize and manage its own teaching staff members, management, marketing, and customer service team.

2.	Party B shall bear all civil liabilities with its own independent and full capacity.

3.	Party B shall obtain all valid legal qualifications and licenses which enable it to engage in education training activities and launch education institutions or schools.

4.	Party B shall act in consideration of the brand reputation of Party A.

V.	Confidentiality Clause

Party B shall keep confidential all the information and materials it received from Party A. The confidentiality obligation will not be suspended due to the end or termination of the Agreement.

VI.	Exclusivity

Both parties will not enter into similar partnership agreements with third parties who intend to conduct business in the Specified District without the consent of the other party.

VII.	Termination

Party A may elect to terminate the Partnership Agreement if:

(i)	Party B breaches the terms and conditions of the Partnership Agreement; or

(ii)	the shareholding of Party B has undergone changes without Party A’s prior written consent.

Party B may terminate the Partnership Agreement if Party A is unable to deliver its services under the Partnership Agreement within a reasonable time after being urged by Party B.

VIII.	Remedy

If Party B breaches the terms and conditions of the Partnership Agreement, Party A will not return any fees already paid by Party B and the Party B has to pay us a sum equivalent to two years of service fees as a penalty.

If Party A breaches the terms and conditions of the Partnership Agreement, Party A will return the remaining portion of the fees paid which is proportionate to the remaining contract period under the Partnership Agreement to the Partnered Institutions.

IX.	Miscellaneous

This Agreement is written in duplicate with each party holding one copy. The Agreement will come into force upon execution or stamp of both parties.

Party A: Fujian Lichen Management Consulting Limited

Party B: Jinjiang Xingminqi Accounting Vocational Training School

The Agreement was signed on January 10, 2020.